UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2015

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-24435	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, (i) in March 2015, Douglas K. Thede, then Senior Executive Vice President & Chief Financial Officer of MicroStrategy Incorporated (the “Company”), informed the Company of his intention to retire on December 31, 2015, (ii) in July 2015, the Company elected Phong Le to succeed Mr. Thede as its Senior Executive Vice President & Chief Financial Officer, effective as of Mr. Le’s start date with the Company, and (iii) in August 2015, Mr. Le started with the Company.

On October 6, 2015, Mr. Thede informed the Company that he intends to depart the Company shortly following the filing of the Company’s Form 10-Q for the third quarter of 2015. Mr. Thede will remain the Company’s principal accounting officer until his departure. Upon Mr. Thede’s departure, Mr. Le will assume the role of principal accounting officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2015	MicroStrategy Incorporated
(Registrant)

	By:	/s/ Jonathan F. Klein
	Name:	Jonathan F. Klein
	Title:	President & Chief Legal Officer